September 21, 1998


JACO ELECTRONICS, INC.
145 Oser Avenue
Hauppauge, NY  11788

NEXUS CUSTOM ELECTRONICS, INC.
Prospect Street
Brandon, VT  05733

Gentleman:

         Reference is made to (a) the Second Restated and Amended Loan and Security Agreement between Jaco Electronics, Inc. and Nexus Custom Electronics, Inc. as Debtor, and our predecessor-in-interest, The Bank of New York Commercial Corporation, as Lender, and each other Lender a party thereto, dated September 13, 1995, as amended and supplemented (the "Loan Agreement") and (b) the letter agreement and amendment dated as of April 10, 1996 among the parties to the Loan Agreement (the "Letter Agreement").

It is hereby agreed that, effective as of September 21, 1998, clause (b)(ii) of the Letter Agreement shall be amended to read in its entirety a follows:

     "(ii)any such repurchase occurs before September 14, 2000 at the very latest; and "

Except as hereinabove specifically set forth, the Loan Agreement and Letter Agreement shall remain unmodified and in full force and effect in accordance with their terms.

         If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

                                        Very truly yours,

                       BNY FINANCIAL CORPORATION f/k/a THE
                                        BANK OF NEW YORK COMMERCIAL CORPORATION, as Agent and Lender

                                        By: Frank Imperato
                                        Title: Vice President

                                        FLEET BANK, N.A.,
                                        NATWEST BANK N.A., as Lender

                                        By: Alice Adleberg
                                        Title: Vice President


AGREED:

JACO ELECTRONICS, INC.

By: Jeffrey D. Gash
     Title:  Vice President/Finance

NEXUS CUSTOM ELECTRONICS, INC.

By: Jeffrey D. Gash
     Title:  Vice President/Finance